UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2019

CV SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54677 (Commission File Number)	80-0944970 (I.R.S. Employer Identification No.)

10070 Barnes Canyon Road
San Diego, California 92121
(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

_____________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.

On July 2, 2019, the United States District Court for the Southern District of New York (the “Court”) entered a final order dismissing a lawsuit with prejudice that was filed against CV Sciences, Inc., a Delaware corporation (the “Company”) and various individuals alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 on behalf of a putative class of purchasers of common stock of the Company from May 20, 2013 through April 14, 2014. As part of the dismissal, each side agreed to bear its own fees and costs. The resolution of the lawsuit did not require the Company or any of the other defendants named therein to make any payments to the plaintiffs in the Complaint or to admit any wrongdoing.

The lawsuit began when several individuals filed nearly identical complaints in April 2014, asserting that certain publicly-filed disclosures contained false or misleading information, principally with regard to the Company’s acquisition of the assets of Phytosphere Systems, LLC and the Company’s reported financial information. After the Court appointed a lead plaintiff on March 19, 2015, the Company and the other defendants filed a motion to dismiss the lawsuit. On April 2, 2018, the Court issued a ruling granting in part and denying in part the motion to dismiss. The Company and the remaining individual defendants continued to vigorously defend against the lawsuit on the merits and, on July 2, 2019, the lawsuit was ultimately dismissed with prejudice as described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2019

CV SCIENCES, INC.

By: /s/ Joseph Dowling
Joseph Dowling
Chief Executive Officer